EXHIBIT 23.1

Consent of Independent Audit Firm

We consent to the incorporation by reference in the Registration Statement on Form S-3 (No. 333-202975) of Griffin-American Healthcare REIT III, Inc. and in the related Prospectus of our report dated September 9, 2015, with respect to the combined financial statements of Pennsylvania Senior Housing Portfolio, included in this Current Report on Form 8-K/A for the year ended December 31, 2014.

/s/ KMJ Corbin & Company LLP
KMJ Corbin & Company LLP

Costa Mesa, California
September 9, 2015